UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2018

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Americas Trust & Agency Services 60 Wall Street 16th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(904) 271-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

On December 20, 2018, Mesabi Trust held its Special Meeting (the “Special Meeting”) of the Trust Certificate Holders of Mesabi Trust (the “Unitholders”) in Minneapolis, Minnesota, and submitted two of four matters to the vote of Unitholders. The proposals are described in detail in Mesabi Trust’s definitive proxy statement filed with the Securities and Exchange Commission on November 9, 2018. As of November 9, 2018, the record date, approximately 13,120,010 units of beneficial interest of Mesabi Trust were outstanding. At the Special Meeting, a total of 7,770,868 units of beneficial interest of Mesabi Trust, representing approximately 59.23% of total units outstanding and eligible to vote and constituting a quorum, were present in person or by valid proxies at the Special Meeting.

A summary of the matters voted upon by Unitholders is set forth below.

Proposal 3: At the Meeting, Unitholders voted to approve James A. Ehrenberg as Chairman of the Special Meeting and Jeffrey Schoenfeld as Secretary of the Special Meeting. The following votes were taken in connection with this proposal, as certified by the inspector of election:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,227,763	736,230	806,875	0

Proposal 4: At the Meeting, the Unitholders voted to authorize any motion to adjourn the Special Meeting, or any adjournments thereof, to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event that a quorum is not present and/or there are insufficient votes present in person or represented by proxies at the Special Meeting to approve the proposals.  The following votes were taken in connection with this proposal, as certified by the inspector of election:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,837,696	1,599,849	333,323	0

The named proxies for the Unitholders approved an adjournment of the Special Meeting to allow the polls to remain open until 11:00 a.m. Central on Wednesday, January 23, 2019 to solicit additional votes for the approval of Proposal 1 (the appointment of Robin M. Radke as an individual trustee of Mesabi Trust to succeed Richard G. Lareau, who is retiring) and Proposal 2 (the approval of an amendment to the Agreement of Trust which would increase the minimum compensation payable to each individual Trustee and the Corporate Trustee).

The Special Meeting will be reconvened at the offices of Fox Rothschild LLP located at 222 South Ninth Street, Suite 2000, Minneapolis, Minnesota 55402 on Wednesday, January 23, 2019 at 11:00 a.m. Central.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

	By:	/s/ Kenneth R. Ring
Kenneth R. Ring
Director
Deutsche Bank National Trust Company
For Deutsche Bank Trust Company Americas

Dated: December 27, 2018